ITEM 77C

DREYFUS 100% U.S. TREASURY MONEY MARKET FUND (the “Fund”)

MATTER SUBMITTED TO A VOTE OF SECURITY HOLDERS

     A Special Meeting of Shareholders of the Dreyfus 100% U.S. Treasury Money Market Fund was held on November 16, 2009. Out of a total of 1,384,297,529.152 shares (“Shares”) entitled to vote at the meeting, a total of 376,922,954.008 were represented at the Meeting, in person or by proxy. The meeting was adjourned to December 28, 2009, not having received the required vote of the holders.

		Shares
	For	Against	Abstain
1. To approve amending the	223,985,515.803	133,163,837.120	19,773,601.085
Fund’s policy regarding
borrowing
		Shares
	For	Against	Abstain
2. To approve amending the	218,923,059.493	135,705,817.200	22,294,077.315
Fund’s policy regarding
lending

ITEM 77C

DREYFUS 100% U.S. TREASURY MONEY MARKET FUND (the “Fund”)

MATTER SUBMITTED TO A VOTE OF SECURITY HOLDERS

     A Special Meeting of Shareholders of the Dreyfus 100% U.S. Treasury Money Market Fund was held on December 28, 2009. Out of a total of 1,384,297,529.152 shares (“Shares”) entitled to vote at the meeting, a total of 517,201,308.159 were represented at the Meeting, in person or by proxy. The meeting was adjourned to January 4, 2010, not having received the required vote of the holders.

		Shares
	For	Against	Abstain
1. To approve amending the	331,376,560.805	153,064,580.840	32,760,166.514
Fund’s policy regarding
borrowing
		Shares
	For	Against	Abstain
2. To approve amending the	326,988,610.705	155,278,779.170	34,933,918.284
Fund’s policy regarding
lending